INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 033-50273 of The Procter & Gamble Company on Form S-8 of our report dated June 6, 2002 appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 2001.


/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP


June 24, 2002




Stamp No. 1806265

affixed to original.